Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-117811 of MannKind Corporation on Form S-8 of our report dated March 11, 2005, appearing in the Annual Report on Form 10-K of MannKind Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 11, 2005